EXHIBIT 2

                                POWER OF ATTORNEY

      Each of Edelman Value Partners, L.P., Edelman Value Fund, Ltd., A.B. Edelman Company, Inc., individually and in its capacity as General Partner of Edelman Value Partners, L.P., Asher B. Edelman, Kamikaze Trading LLC, Amalgamated Sludge LLC, Cordell Consultants, Inc. (VA) Money Purchase Plan and Robin Rodriguez hereby designates and appoints SCOTT B. KASEN as their attorney-in-fact, to take all actions and to execute all documentation in their stead and on their behalf necessary or prudent to effectuate any amendments to the Schedule 13D with respect to ESC Medical Systems, Ltd. filed by such entities and individuals, until revoked in writing by such entity or individual.

            This Agreement shall be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

/s/ Asher B. Edelman                        /s/ Robin Rodriguez
-----------------------------------------   ------------------------------------
Asher B. Edelman                            Robin Rodriguez


EDELMAN VALUE FUND, LTD., a British         KAMIKAZE TRADING LLC, a Virginia
Virgin Islands corporation                  limited liability company

By: /s/ Asher B. Edelman                    By: /s/ Robin Rodriguez
    -------------------------------------       --------------------------------
    Asher B. Edelman, Investment Manager        Robin Rodriguez, Managing Member


A.B. EDELMAN MANAGEMENT                     AMALGAMATED SLUDGE LLC , a Nevada
COMPANY, INC., a New York corporation       limited liability company

By: /s/ Asher B. Edelman                    By: /s/ Robin Rodriguez
    -------------------------------------       --------------------------------
    Asher B. Edelman, President                 Robin Rodriguez, Managing Member


                                            CORDELL CONSULTANTS, INC. (VA)
                                            MONEY PURCHASE PLAN, a Virginia
                                            corporation

                                            By: /s/ Robin Rodriguez
                                                --------------------------------
                                                Robin Rodriguez, President


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